UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: August 8, 2007

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On August 8, 2007, Hornbeck Offshore Services, Inc., or the Company, completed its previously announced acquisition of 20 offshore supply vessels, or OSVs and their related business, or the Sea Mar Fleet, from certain affiliates of Nabors Industries Ltd., or Nabors, for cash consideration of $186.0 million, plus the cost of the fuel inventory on such vessels. The Sea Mar Fleet is comprised of ten 200 class DP-1 new generation OSVs and ten conventional OSVs.

The Company also acquired one 285-foot DP-2 new generation OSV currently under construction at a domestic shipyard with an anticipated fourth quarter 2008 delivery. The total estimated cost of this newbuild vessel, prior to allocation of construction period interest, is approximately $34.0 million, of which $7.3 million was paid to Nabors at closing.

All of the vessels acquired by the Company are U.S. flagged and qualify for U.S. coastwise trade under the “Jones Act” except for one of the conventional vessels, which is foreign-flagged. In addition, the Company now manages five Nabors-owned Mexican flagged vessels currently operating offshore Mexico.

The foregoing description is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is referenced as Exhibit 2.1.

On August 9, 2007, the Company issued a press release which announced the closing of the acquisition of the Sea Mar Fleet. A copy of the release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Under Regulation S-X of the Securities Act of 1933, as amended, the Company will be required to prepare and file certain historical financial statements, pro forma financial statements and related notes regarding the Company’s acquisition of the Sea Mar Fleet. These financial statements, pro forma financial statements and related notes are not being provided with this Current Report on Form 8-K. Instead, as permitted by Instruction 5 of Item 2.01 and Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K, the Company will file such required financial statements and related notes not later than 71 calendar days after the date that this Form 8-K was required to be filed through an amendment to this Form 8-K.

(b) Pro forma Financial Information

See 9.01(a) above.

(c) Exhibits.

2.1	Asset Purchase Agreement, dated July 20, 2007, by and among Nabors US Finance LLC, Nabors Well Services Co. (inclusive of its Sea Mar Division), Sea Mar Management LLC and Hornbeck Offshore Services, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed July 26, 2007)

99.1	Press Release, dated August 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: August 10, 2007	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

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